Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

(Intermediate Term Income Fund)

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this ___ day of ____, 2012, by and between Federated Total Return Series, Inc., a Maryland corporation, with its principal place of business at 4000 Ericsson Drive, Warrendale, PA 15086-7561 (the “Surviving Fund Registrant”), on behalf of its series, Federated Total Return Bond Fund (the “Surviving Fund”), and Performance Funds Trust, a Delaware business trust, with its principal place of business at 100 Summer Street, Suite 1500, Boston, MA 02110 (the “Reorganizing Fund Registrant”), on behalf of its series, Intermediate Term Income Fund (“Reorganizing Fund” and, collectively with the Surviving Fund, the “Funds”).

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all or substantially all of the assets of the Reorganizing Fund (which offers Class A Shares and Institutional Shares, the “Reorganizing Fund Shares”) in exchange solely for shares (Class A Shares and Service Shares, respectively) of the Surviving Fund (“Surviving Fund Shares”); (ii) the distribution of the Surviving Fund Shares to the holders of outstanding Reorganizing Fund Shares, and (iii) the liquidation and dissolution of the Reorganizing Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

WHEREAS, the Surviving Fund and the Reorganizing Fund are separate series of the Surviving Fund Registrant and the Reorganizing Fund Registrant, respectively, the Surviving Fund Registrant and Reorganizing Fund Registrant are open-end, registered management investment companies, and the Reorganizing Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest;

WHEREAS, the Surviving Fund is authorized to issue its shares of stock and the Reorganizing Fund is authorized to issue its shares of beneficial interests;

WHEREAS, the Directors of the Surviving Fund Registrant have determined that the Reorganization, with respect to the Surviving Fund, is in the best interests of the Surviving Fund;

WHEREAS, the Trustees of the Reorganizing Fund Registrant have determined that the Reorganization, with respect to the Reorganizing Fund, is in the best interests of the Reorganizing Fund;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE REORGANIZING FUND IN EXCHANGE FOR SURVIVING FUND SHARES AND LIQUIDATION AND DISSOLUTION OF THE REORGANIZING FUND

1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Reorganizing Fund agrees to transfer all or substantially all of its assets, as set forth in paragraph 1.2, to the Surviving Fund. In exchange, the Surviving Fund agrees to deliver to the Reorganizing Fund the number of full and fractional shares of each class of Surviving Fund Shares determined by multiplying (a) the outstanding shares of each corresponding class of Reorganizing Fund Shares by (b) the ratio computed by dividing (x) the net asset value per share of such class of Reorganizing Fund Shares by (y) the net asset value per share of such class of Surviving Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of each class of Reorganizing Fund Shares will receive the corresponding class of Surviving Fund Shares in exchange for their Reorganizing Fund Shares. Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.

1.2 ASSETS TO BE ACQUIRED. The assets of the Reorganizing Fund to be acquired by the Surviving Fund shall consist of property having a value equal to the total net assets of the Reorganizing Fund, including, without limitation, cash, securities, commodities, interests in futures and dividends or interest receivable, owned by the Reorganizing Fund. The assets to be acquired by the Surviving Fund shall not include any deferred or prepaid expenses shown as an asset on the books of the Reorganizing Fund on the Closing Date, which shall be written down by the Reorganizing Fund immediately prior to the closing and excluded from the valuation of assets under paragraph 2.1 and the corresponding calculation of net asset value per share of each class of the Reorganizing Fund Shares under this Agreement.

The Reorganizing Fund has provided the Surviving Fund with its most recent audited financial statements, which contain a list of all of the Reorganizing Fund’s assets as of the date of such statements. The Reorganizing Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Reorganizing Fund Shares and the payment of normal operating expenses, dividends and capital gains distributions.

1.3 LIABILITIES TO BE DISCHARGED. The Reorganizing Fund will discharge all of its liabilities and obligations prior to the Closing Date.

1.4 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable: (a) the Reorganizing Fund will distribute in complete liquidation of the Reorganizing Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date (the “Reorganizing Fund Shareholders”), all of the Surviving Fund Shares received by the Reorganizing Fund pursuant to paragraph 1.1; and (b) the Reorganizing Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.8 below. Such distribution will be accomplished by the transfer of Surviving Fund Shares credited to the account of the Reorganizing Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the name of the Reorganizing Fund Shareholders, and representing the respective pro rata number of Surviving Fund Shares due to such shareholders. All issued and outstanding Reorganizing Fund Shares will simultaneously be canceled on the books of the Reorganizing Fund. The Surviving Fund shall not issue certificates representing Surviving Fund Shares in connection with such transfer. After the Closing Date, the Reorganizing Fund shall not conduct any business except in connection with its dissolution and termination.

1.5 OWNERSHIP OF SHARES. Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund’s transfer agent. Surviving Fund Shares will be issued simultaneously to the Reorganizing Fund, in an amount equal in value to the aggregate net asset value of the Reorganizing Fund Shares, to be distributed to Reorganizing Fund Shareholders.

1.6 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Reorganizing Fund Shares on the books of the Reorganizing Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Surviving Fund Shares are to be issued and transferred.

1.7 REPORTING RESPONSIBILITY. Any reporting responsibility of the Reorganizing Fund is and shall remain the responsibility of the Reorganizing Fund.

1.8 TERMINATION. The Reorganizing Fund shall be dissolved and terminated promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4.

1.9 BOOKS AND RECORDS. All books and records of the Reorganizing Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, shall be available to the Surviving Fund from and after the Closing Date and shall be turned over to the Surviving Fund as soon as practicable following the Closing Date.

1.10 OTHER REORGANIZATION SPECIFIC ITEMS. In connection with the Reorganization, any minimum investment amounts applicable to initial investments in the Surviving Fund Shares shall be waived with respect to the Reorganizing Fund Shareholder’s initial receipt of Surviving Fund Shares as part of the Reorganization. In connection with the Reorganization, a Reorganizing Fund Shareholder will initially acquire the Surviving Fund Shares (Class A Shares) pursuant to the terms of this Agreement at net asset value, but subsequent purchases of such Surviving Fund Shares will be subject to any sales loads (including any front-end sales load) applicable to purchases of such Surviving Fund Shares (unless a Reorganizing Fund Shareholder account was coded as being permitted to acquire additional Reorganizing Fund Shares at net asset value immediately prior to the Reorganization or such Reorganizing Fund Shareholder account otherwise fits within a category of shareholder permitted to acquire Surviving Fund Shares (Class A Shares) at net asset value in accordance with the Surviving Fund’s prospectus). Any privileges granted to any Reorganizing Fund Shareholder in connection with the Reorganization shall apply only with respect to the account of such Reorganizing Fund Shareholder opened on the books and records of the Surviving Fund as part of the Reorganization, and not to any existing account with the Surviving Fund or any other fund within the Federated family of mutual funds or, unless otherwise specifically indicated herein, any other account opened by or on behalf of a Reorganizing Fund Shareholder with the Surviving Fund or any other fund within the Federated family of mutual funds.

ARTICLE II

VALUATION

2.1 VALUATION OF ASSETS. The value of the Reorganizing Fund’s assets to be acquired by the Surviving Fund hereunder shall be the value of such assets at the closing on the Closing Date, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures set forth in the Surviving Fund Registrant’s Articles of Incorporation and the Surviving Fund’s then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the respective Boards of Directors/Trustees (“Board”) of the Surviving Fund Registrant and Reorganizing Fund Registrant).

2.2 VALUATION OF SHARES. The net asset value per share of each class of Surviving Fund Shares shall be the net asset value per share of such class of Surviving Fund Shares computed at the closing on the Closing Date, using the valuation procedures set forth in the Surviving Fund Registrant’s Articles of Incorporation and the Surviving Fund’s then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by their respective Boards).

2.3 SHARES TO BE ISSUED. The number of shares of each class of Surviving Fund Shares to be issued (including fractional shares, if any) in exchange for the Reorganizing Fund’s assets to be acquired by the Surviving Fund pursuant to this Agreement shall be determined in accordance with paragraph 1.1.

2.4 DETERMINATION OF VALUE. All computations of value shall be made by State Street Bank and Trust Company, on behalf of the Surviving Fund and the Reorganizing Fund.

ARTICLE III

CLOSING AND CLOSING DATE

3.1 CLOSING DATE. The closing shall occur on or about Friday, September 21, 2012, or such other date(s) as the parties may agree to in writing (the “Closing Date”). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as the parties may agree.

3.2 CUSTODIAN’S CERTIFICATE. Trustmark National Bank, as custodian for the Reorganizing Fund (the “Custodian”), shall deliver at the closing a certificate of an authorized officer stating that: (a) the Reorganizing Fund’s portfolio securities, cash, and any other assets have been delivered in proper form sufficient to transfer good and marketable title to the Surviving Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Reorganizing Fund.

3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Surviving Fund or the Reorganizing Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Surviving Fund or the Reorganizing Fund is impracticable, the Closing Date shall be postponed until the first Friday that is a business day after the day when trading is fully resumed and reporting is restored.

3.4 TRANSFER AGENT’S CERTIFICATE. Citi Fund Services Ohio, Inc., as transfer agent for the Reorganizing Fund as of the Closing Date, shall deliver at the closing a certificate of an authorized officer stating that its records contain the names and addresses of Reorganizing Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the closing. The Surviving Fund shall issue and deliver, or cause State Street Bank and Trust Company, its transfer agent, to issue and deliver, a confirmation evidencing Surviving Fund Shares to be credited on the Closing Date to the Secretary of the Reorganizing Fund Registrant or provide evidence satisfactory to the Reorganizing Fund that the Surviving Fund Shares have been credited to the Reorganizing Fund’s account on the books of the Surviving Fund. At the closing, each party shall deliver to the other such bills of sale, assignments, checks, certificates, opinions, receipts and other instruments or documents, if any, as such other party or its counsel may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE REORGANIZING FUND. The Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, represents and warrants to the Surviving Fund Registrant, on behalf of the Surviving Fund, as follows:

a)	The Reorganizing Fund is a legally designated, separate series of a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Reorganizing Fund Registrant is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on the Reorganizing Fund. The Reorganizing Fund has all necessary federal, state, and local authorizations to carry on its business as now being conducted.
b)	The Reorganizing Fund Registrant is registered as an open-end management investment company under the 1940 Act, the Reorganizing Fund Registrant’s registration with the Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act is in full force and effect, and the Reorganizing Fund’s shares are registered under the Securities Act of 1933, as amended (“1933 Act”), and such registration has not been revoked or rescinded and is in full force and effect.
c)	The current prospectus and statement of additional information of the Reorganizing Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
d)	The Reorganizing Fund is not in violation of, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result in the violation of, (i) any provision of the Reorganizing Fund Registrant’s Declaration of Trust (or Trust Instrument) or By-Laws or (ii) of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Reorganizing Fund is a party or by which the Reorganizing Fund is bound (except in the case of clause (ii) for violations that would not, individually or in the aggregate, reasonably be expected to (x) adversely affect the validity or enforceability of this Agreement, (y) have a material adverse effect on the Reorganizing Fund, or (z) prevent or materially impair the ability of the Reorganizing Fund to consummate the transactions contemplated by this Agreement) and, to the knowledge of the Reorganizing Fund, will not result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Reorganizing Fund Registrant or the Reorganizing Fund is a party or by which it is bound.
e)	The Reorganizing Fund has no material contracts or other commitments (other than this Agreement) that, to the Reorganizing Fund’s knowledge, will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof. All contracts of the Reorganizing Fund will be terminated with respect to the Reorganizing Fund as of the Closing Date (including any such contracts with affiliated persons of the Reorganizing Fund).
f)	Except as otherwise disclosed in writing to the Surviving Fund prior to the date of this Agreement with receipt acknowledged by the Surviving Fund, there is no litigation, administrative proceeding, or, to the Reorganizing Fund’s knowledge, investigation of or before any court or governmental body presently pending or to its knowledge threatened against the Reorganizing Fund or any of its properties or assets. Any such litigation, if adversely determined, would not materially and adversely affect the Reorganizing Fund’s financial condition, the conduct of its business, or the ability of the Reorganizing Fund to carry out the transactions contemplated by this Agreement. Except as otherwise disclosed in writing to the Surviving Fund prior to the date of this Agreement with receipt acknowledged by the Surviving Fund, the Reorganizing Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
g)	The audited financial statements of the Reorganizing Fund as of May 31, 2011, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.
h)	The unaudited financial statements of the Reorganizing Fund as of November 30, 2011, and for the six months then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.
i)	Since the date of the financial statements referred to in sub-paragraph (h) above, there have been no material adverse changes in the Reorganizing Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Surviving Fund prior to the date of this Agreement with receipt acknowledged by the Surviving Fund. For the purposes of this sub-paragraph (i), a decline in the net asset value of the Reorganizing Fund shall not constitute a material adverse change.
j)	As of the date hereof, and as of the Closing Date, except as previously disclosed to the Surviving Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Reorganizing Fund’s knowledge, there have been no material miscalculations of the net asset value of the Reorganizing Fund or the net asset value per share of any class or series of shares during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.
k)	The minute books and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Reorganizing Fund and of the Reorganizing Fund, the Reorganizing Fund’s Board and committees of the Reorganizing Fund’s Board. The stock transfer ledgers and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the Reorganizing Fund Shares.
l)	The Reorganizing Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance in all material respects with the requirements of Section 31 of the 1940 Act and rules thereunder.
m)	As of the Closing Date: (i) all federal and other tax returns and reports of the Reorganizing Fund that are or have been required to be filed (or will be required to be filed for periods ending prior to or at closing) have been (or will be) duly and timely filed; (ii) all federal and other taxes shown due on such returns and reports have been (or will have been) paid, or provision shall have been made for the payment thereof; and (iii) the Reorganizing Fund has not had any tax deficiency or liability asserted against it in writing, or question with respect thereto raised in writing, by any tax authority, and, no return of the Reorganizing Fund (to the best of the Reorganizing Fund’s knowledge) is currently under audit, and (to the best of the Reorganizing Fund’s knowledge) no assessment has been asserted with respect to any return of the Reorganizing Fund. The Reorganizing Fund has not been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such taxes or tax return. To the Reorganizing Fund’s knowledge, there are no uncertain tax positions in any income or excise tax returns for any open tax periods that would result in a change to the Reorganizing Fund’s (or, after the Reorganization, the Surviving Fund’s) net asset value. The Reorganizing Fund has not been granted any waiver, extension, or comparable consent regarding application of the statute of limitations with respect to any taxes or tax return, nor has any request for such waiver or consent been made with respect to any such taxes or tax return.
n)	All issued and outstanding Reorganizing Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Reorganizing Fund. All of the issued and outstanding Reorganizing Fund Shares will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Reorganizing Fund’s transfer agent as provided in paragraph 3.4. The Reorganizing Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Reorganizing Fund Shares, and has no outstanding securities convertible into any of the Reorganizing Fund Shares.
o)	At the Closing Date, the Reorganizing Fund will have good and marketable title to the Reorganizing Fund’s assets to be transferred to the Surviving Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Surviving Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the State of Delaware, the Surviving Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted with receipt acknowledged by the Surviving Fund.
p)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Reorganizing Fund other than the approval by the Reorganizing Fund Shareholders, and subject to such approval, this Agreement constitutes a valid and binding obligation of the Reorganizing Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
q)	The information relating to the Reorganizing Fund to be furnished by the Reorganizing Fund Registrant for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
r)	As of the date hereof and as of the Closing Date, from the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the Reorganizing Fund Registrant with respect to the Reorganizing Fund for use in the Proxy Materials (as defined in paragraph 5.7) or any other document filed with any governmental agency in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
s)	The Reorganizing Fund has qualified and elected to be treated as a “regulated investment company” under the Code (a “RIC”), as of and since its first taxable year; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon the Closing Date.
t)	No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Delaware law for the execution of this Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, or the performance of the Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Delaware law, (ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Reorganizing Fund as described in paragraph 5.2.
u)	The Reorganizing Fund, and the Reorganizing Fund Registrant with respect to the Reorganizing Fund, has complied and is in compliance in all material respects with the investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Reorganizing Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, or proceedings pending or, to the knowledge of the Reorganizing Fund, threatened or to the Reorganizing Fund’s knowledge, any investigations or inquiries pending or threatened against the Reorganizing Fund, or the Reorganizing Fund Registrant with respect to the Reorganizing Fund, that would question the right, power or capacity of (a) the Reorganizing Fund to conduct its business as conducted now or at any time in the past, or (b) the Reorganizing Fund Registrant’s ability to enter into this Agreement on behalf of the Reorganizing Fund or the Reorganizing Fund’s ability to consummate the transactions contemplated by this Agreement.
v)	No significant deficiency, material weakness, fraud, or other factor within the fifth certification in Form N-CSR that is reasonably likely to adversely affect the internal controls of the Reorganizing Fund has been disclosed or is required to be disclosed in the Reorganizing Fund’s reports on Form N-CSR and the Reorganizing Fund is not aware of any factors relating to any such deficiency, weakness, fraud, or other factor respecting the Reorganizing Fund that would be required to be disclosed in the Reorganizing Fund’s Form N-CSR after the Closing Date.
w)	On or prior to the Closing Date, the Registration Statement (as defined in paragraph 5.7) has become effective and, to the knowledge of the Reorganizing Fund, no stop order suspending the effectiveness thereof has been issued.
x)	The Reorganizing Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Reorganizing Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder. All dividends paid by the Reorganizing Fund at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code. The Reorganizing Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.
y)	Neither the Reorganizing Fund Registrant nor the Reorganizing Fund has received written notification from any tax authority that asserts a position contrary to any of the representations set forth in sub-paragraphs (s) and (x) of this paragraph 4.1.

4.2 REPRESENTATIONS OF THE SURVIVING FUND. The Surviving Fund Registrant, on behalf of the Surviving Fund, represents and warrants to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, as follows:

a)	The Surviving Fund is a legally designated, separate series of a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland The Surviving Fund Registrant is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on the Surviving Fund. The Surviving Fund has all necessary federal, state, and local authorizations to carry on its business as now being conducted.
b)	The Surviving Fund Registrant is registered as an open-end management investment company under the 1940 Act, the Surviving Fund Registrant’s registration with the Commission as an investment company under the 1940 Act is in full force and effect, and the Surviving Fund’s shares are registered under the 1933 Act and such registration has not been revoked or rescinded and is in full force and effect.
c)	The current prospectus and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d)	The Surviving Fund is not in violation of, and the execution, delivery and performance of this Agreement will not, result in a violation of, (i) any provision of the Surviving Fund Registrant’s Articles of Incorporation or By-Laws or (ii) of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Surviving Fund is a party or by which it is bound (except in the case of clause (ii) for violations that would not, individually or in the aggregate, reasonably be expected to (x) adversely affect the validity or enforceability of this Agreement, (y) have a material adverse effect on the Surviving Fund, or (z) prevent or materially impair the ability of the Surviving Fund to consummate the transactions contemplated by this Agreement) and, to the knowledge of the Surviving Fund, will not result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Surviving Fund Registrant or the Surviving Fund is a party or by which it is bound.
e)	Except as otherwise disclosed in writing to the Reorganizing Fund prior to the date of this Agreement with receipt acknowledged by the Reorganizing Fund, there is no litigation, administrative proceeding, or to the Surviving Fund’s knowledge, investigation of or before any court or governmental body presently pending or to its knowledge threatened against the Surviving Fund or any of its properties or assets. Any such litigation, if adversely determined, would not materially and adversely affect its financial condition, the conduct of its business or the ability of the Surviving Fund to carry out the transactions contemplated by this Agreement. Except as otherwise disclosed in writing to the Reorganizing Fund prior to the date of this Agreement with receipt acknowledged by the Reorganizing Fund, the Surviving Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
f)	The audited financial statements of the Surviving Fund as of November 30, 2011 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Reorganizing Fund) fairly reflect the financial condition of the Surviving Fund as of such date, and there are no known contingent liabilities of the Surviving Fund as of such date that are not disclosed in such statements.
g)	Since the date of the financial statements referred to in sub-paragraph (f) above, there have been no material adverse changes in the Surviving Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Reorganizing Fund prior to the date of this Agreement with receipt acknowledged by the Reorganizing Fund. For the purposes of this sub-paragraph (g), a decline in the net asset value of the Surviving Fund shall not constitute a material adverse change.
h)	As of the Closing Date: (i) all federal and other tax returns and reports of the Surviving Fund required by law to be filed have (or will have been) been filed; (ii) all federal and other taxes shown due on such returns and reports have been (or will have been) paid, or provision shall have been made for the payment thereof; (iii) the Surviving Fund is not liable for taxes of any person other than itself and is not a party to any tax sharing or allocation agreement; and (iv) the Surviving Fund has not had any tax deficiency or liability asserted against it in writing, or question with respect thereto raised in writing, by any tax authority, and no return of the Surviving Fund (to the best of the Surviving Fund’s knowledge) is currently under audit, and (to the best of the Surviving Fund’s knowledge) no assessment has been asserted with respect to any return of the Surviving Fund. The Surviving Fund has not been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such taxes or tax return.
i)	All issued and outstanding Surviving Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Surviving Fund. The Surviving Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Surviving Fund Shares, and there are no outstanding securities convertible into any Surviving Fund Shares.
j)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Surviving Fund. This Agreement constitutes a valid and binding obligation of the Surviving Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
k)	Surviving Fund Shares to be issued and delivered to the Reorganizing Fund for the account of the Reorganizing Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Surviving Fund Shares, and will be fully paid and non-assessable and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws and no shareholder of the Surviving Fund has any preemptive right of subscription or purchase in respect thereof.
l)	The information relating to the Surviving Fund to be furnished by the Surviving Fund Registrant for use in no-action letters, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
m)	As of the date hereof and as of the Closing Date, from the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the Surviving Fund Registrant with respect to the Surviving Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other document filed with any governmental agency in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
n)	The Surviving Fund has qualified and elected to be treated as a RIC under the Code as of and since its first taxable year; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
o)	The Surviving Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Surviving Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder. All dividends paid by the Surviving Fund at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code. The Surviving Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.
p)	Neither the Surviving Fund Registrant nor the Surviving Fund has received written notification from any tax authority that asserts a position contrary to any of the representations set forth in sub-paragraphs (n) and (o) of this paragraph 4.2.
q)	There is no plan or intention for the Surviving Fund (or any person related (as defined in Treasury Regulation Section 1.368-1(e)(4)) to the Surviving Fund) to reacquire, during the five-year period beginning on the Closing Date, any Surviving Fund Shares issued in the Reorganization, either directly or through any transaction, agreement or arrangement with any other person, aside from redemptions in the ordinary course of its business, as required by Section 22(e) of the 1940 Act. Neither the Surviving Fund nor any person related (within the meaning of Treasury Regulation Section 1.368-1(e)(4)) to the Surviving Fund has owned during the past five years, directly or indirectly, any Reorganizing Fund Shares.
r)	No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Maryland law for the execution of this Agreement by the Surviving Fund Registrant, for itself and on behalf of the Surviving Fund, or the performance of the Agreement by the Surviving Fund Registrant, for itself and on behalf of the Surviving Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, (ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
s)	The Surviving Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
t)	No significant deficiency, material weakness, fraud, or other factor within the fifth certification in Form N-CSR that is reasonably likely to adversely affect the internal controls of the Surviving Fund has been disclosed or is required to be disclosed in the Surviving Fund’s reports on Form N-CSR, and the Surviving Fund is not aware of any factors relating to any such deficiency, weakness, fraud, or other factor respecting the Surviving Fund that would be required to be disclosed in the Surviving Fund’s Form N-CSR after the Closing Date.
u)	The Surviving Fund, and the Surviving Fund Registrant with respect to the Surviving Fund, has complied and is in compliance in all material respects with the investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Surviving Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, or to the Surviving Fund’s knowledge, any investigations or inquiries pending or threatened or proceedings pending or, to the knowledge of the Surviving Fund, threatened against the Surviving Fund, or the Surviving Fund Registrant with respect to the Surviving Fund, that would question the right, power or capacity of (a) the Surviving Fund to conduct its business as conducted now or at any time in the past, or (b) the Surviving Fund Registrant’s ability to enter into this Agreement on behalf of the Surviving Fund or the Surviving Fund’s ability to consummate the transactions contemplated by this Agreement.
v)	On or prior to the Closing Date, the Registration Statement (as defined in paragraph 5.7) has become effective and, to the knowledge of the Surviving Fund, no stop order suspending the effectiveness thereof has been issued.
w)	Except as may be provided in paragraph 1.10 above, current shareholders of the Reorganizing Fund will enjoy the same privileges to transfer in and out of other funds as other current Surviving Fund shareholders after the Reorganization consistent with the Surviving Fund’s prospectus and Rule 18f-3 Plan as in effect from time to time.

ARTICLE V

COVENANTS OF THE SURVIVING FUND AND THE REORGANIZING FUND

5.1 OPERATION IN ORDINARY COURSE. The Surviving Fund and the Reorganizing Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

5.2 APPROVAL OF SHAREHOLDERS. The Reorganizing Fund Registrant will call a special meeting of the Reorganizing Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3 INVESTMENT REPRESENTATION. The Reorganizing Fund covenants that the Surviving Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. The Reorganizing Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Reorganizing Fund’s shares.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Surviving Fund and the Reorganizing Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Reorganizing Fund shall furnish the Surviving Fund, in such form as is reasonably satisfactory to the Surviving Fund, a statement of the earnings and profits of the Reorganizing Fund for federal income tax purposes that will be carried over by the Surviving Fund as a result of Section 381 of the Code, and which will be certified by the Reorganizing Fund Registrant’s Treasurer.

5.7 PREPARATION OF REGISTRATION STATEMENT AND SCHEDULE 14A PROXY STATEMENT. The Surviving Fund Registrant will prepare and file with the Commission a registration statement on Form N-14 relating to the Surviving Fund Shares to be issued to shareholders of the Reorganizing Fund (the “Registration Statement”). The Registration Statement on Form N-14 shall include a proxy statement and a prospectus of the Surviving Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the “Proxy Materials”), for inclusion therein, in connection with the meeting of the Reorganizing Fund’s Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8 PRE-CLOSING DIVIDEND. On or before the Closing Date, the Reorganizing Fund shall have declared and paid to its shareholders of record a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing all of the Reorganizing Fund’s investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.

5.9 QUALIFICATION AS A REORGANIZATION. From and after the Closing Date, the Surviving Fund and the Reorganizing Fund shall take no action inconsistent with the qualification of the Reorganization as a “reorganization” under Section 368 of the Code.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUND

The obligations of the Reorganizing Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Surviving Fund of all the obligations to be performed by the Surviving Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:

All representations, covenants, and warranties of the Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Surviving Fund shall have delivered to the Reorganizing Fund a certificate executed in the Surviving Fund’s name by the Surviving Fund Registrant’s President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Reorganizing Fund and dated as of the Closing Date, to such effect and as to such other matters as the Reorganizing Fund shall reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND

The obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Reorganizing Fund of all the obligations to be performed by the Reorganizing Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:

All representations, covenants, and warranties of the Reorganizing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Reorganizing Fund shall have delivered to the Surviving Fund on such Closing Date a certificate executed in the Reorganizing Fund’s name by the Reorganizing Fund Registrant’s President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Surviving Fund and dated as of such Closing Date, to such effect and as to such other matters as the Surviving Fund shall reasonably request.

The Reorganizing Fund shall have delivered to the Surviving Fund a statement of the Reorganizing Fund’s assets and liabilities, together with a list of the Reorganizing Fund’s portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Reorganizing Fund Registrant.

The condition to closing in Section 7.4.1(b) of the Asset Purchase Agreement, dated June ______, 2012, among Federated Investors, Inc., Trustmark Investment Advisors, Inc., and Trustmark National Bank relating to the “Fluctuating Reorganizing Fund Closing Assets” (as defined in such Asset Purchase Agreement) shall have been satisfied or has been waived pursuant to the terms of the Asset Purchase Agreement.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
SURVIVING FUND AND REORGANIZING FUND

If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Reorganizing Fund or the Surviving Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 This Agreement and the transactions contemplated herein, with respect to the Reorganizing Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Reorganizing Fund in accordance with applicable law and the provisions of the Reorganizing Fund Registrant’s Declaration of Trust (or Trust Instrument) and By-Laws. Certified copies of the resolutions evidencing such approval shall have been delivered to the Surviving Fund. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Reorganizing Fund may waive the conditions set forth in this paragraph 8.1.

8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Reorganizing Fund, provided that either party hereto may waive any such conditions for itself.

8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding relating to the Registration Statement shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 The parties shall have received an opinion of Reed Smith LLP substantially to the effect that for federal income tax purposes:

a)	The transfer of all or substantially all of the Reorganizing Fund’s assets to the Surviving Fund solely in exchange for Surviving Fund Shares (followed by the distribution of Surviving Fund Shares to the Reorganizing Fund Shareholders in dissolution and liquidation of the Reorganizing Fund) will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Surviving Fund and the Reorganizing Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.
b)	No gain or loss will be recognized by the Surviving Fund upon the receipt of the assets of the Reorganizing Fund solely in exchange for Surviving Fund Shares.
c)	No gain or loss will be recognized by the Reorganizing Fund upon the transfer of the Reorganizing Fund’s assets to the Surviving Fund solely in exchange for Surviving Fund Shares or upon the distribution (whether actual or constructive) of Surviving Fund Shares to Reorganizing Fund Shareholders in exchange for their Reorganizing Fund Shares.
d)	No gain or loss will be recognized by any Reorganizing Fund Shareholder upon the exchange of its Reorganizing Fund Shares solely for Surviving Fund Shares.
e)	The aggregate tax basis of the Surviving Fund Shares received by each Reorganizing Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Reorganizing Fund Shares held by such Reorganizing Fund Shareholder immediately prior to the Reorganization. The holding period of Surviving Fund Shares received by each Reorganizing Fund Shareholder will include the period during which the Reorganizing Fund Shares exchanged therefor were held by such shareholder, provided the Reorganizing Fund Shares are held as capital assets at the time of the Reorganization.
f)	The tax basis of the Reorganizing Fund’s assets acquired by the Surviving Fund will be the same as the tax basis of such assets to the Reorganizing Fund immediately prior to the Reorganization. The holding period of the assets of the Reorganizing Fund in the hands of the Surviving Fund will include the period during which those assets were held by the Reorganizing Fund.
g)	The Surviving Fund will succeed to and take into account the items of the Reorganizing Fund described in Code Section 381(c), subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and the Treasury Regulations thereunder.

Such opinion shall be based on customary assumptions and such representations as Reed Smith LLP may reasonably request, and the Reorganizing Fund and Surviving Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Surviving Fund, the Reorganizing Fund or any Reorganizing Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Reorganizing Fund may waive the conditions set forth in this paragraph 8.5.

ARTICLE IX

EXPENSES

The Reorganizing Fund and the Surviving Fund will not bear any expenses associated with their participation in the Reorganization, except as contemplated in this Article IX. Federated Investment Management Company or its affiliates (collectively, “Federated”), and/or Trustmark Investment Advisors, Inc, or its affiliates (collectively, “Reorganizing Fund Adviser”), will bear certain expenses associated with Reorganizing Fund’s and Surviving Fund’s participation in the Reorganization as agreed between Federated and the Reorganizing Fund Adviser in that certain Asset Purchase Agreement, dated June _______, 2012, among Federated Investors, Inc., Trustmark Investment Advisors, Inc. and Trustmark National Bank. The Surviving Fund shall bear expenses associated with the qualification of Surviving Fund Shares for sale in the various states. In addition, to the extent that any transfer of portfolio securities is required in connection with the Reorganization, the Reorganizing Fund may incur transaction expenses associated with the sale and purchase of portfolio securities. The Surviving Fund also may incur transaction expenses associated with disposing of certain securities, and acquiring replacement securities, after the Reorganization is consummated in the ordinary course.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 The Surviving Fund Registrant, on behalf of the Surviving Fund, and the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date shall continue in effect beyond the consummation of the transactions contemplated hereunder.

ARTICLE XI

TERMINATION

This Agreement may be terminated by the mutual agreement of the Surviving Fund Registrant and the Reorganizing Fund Registrant. In addition, either the Surviving Fund Registrant or the Reorganizing Fund Registrant may at its option terminate this Agreement at or before the Closing Date due to:

a)	a breach in any material respect as of the specified date, and except for representations and warranties that already contain a materiality qualifier, which shall be true and correct in all respects by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;
b)	a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c)	a determination by a party’s Board, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Reorganizing Fund Registrant or the Surviving Fund Registrant, respectively, and notice is given to the other party hereto.

In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Surviving Fund, the Surviving Fund Registrant, the Reorganizing Fund, the Reorganizing Fund Registrant, or their respective Directors/Trustees or their respective officers.

ARTICLE XII

AMENDMENTS

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, and the Surviving Fund Registrant, on behalf of the Surviving Fund, and as specifically authorized by their respective Boards; provided, however, that following the meeting of the Reorganizing Fund Shareholders called by the Reorganizing Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund Shares to be issued to the Reorganizing Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY

The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, trust, or entities other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

It is expressly agreed that the obligations of the Surviving Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Surviving Fund Registrant personally, but shall bind only the property of the Surviving Fund, as provided in the Articles of Incorporation of the Surviving Fund Registrant. The execution and delivery of this Agreement have been authorized by the Directors of the Surviving Fund Registrant on behalf of the Surviving Fund and signed by authorized officers of the Surviving Fund Registrant, acting as such. Neither the authorization by such Directors nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Surviving Fund as provided in the Articles of Incorporation of the Surviving Fund Registrant.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

FEDERATED TOTAL RETURN SERIES, INC.

on behalf of its portfolio,
FEDERATED TOTAL RETURN BOND FUND

By:

Name: John W. McGonigle

Title: Secretary

PERFORMANCE FUNDS TRUST

on behalf of its portfolio,
INTERMEDIATE TERM INCOME FUND

By:

Name:

Title: